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                                                               FINAL TRANSCRIPT












  CONFERENCE CALL TRANSCRIPT

  NYX - NYSE GROUP AT SANDLER O'NEILL & PARTNERS FINANCIAL SERVICES CONFERENCE

  EVENT DATE/TIME: JUN. 08. 2006 / 2:30PM ET










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JUN. 08. 2006/2:30PM ET, NYX-NYSE GROUP AT SANDLER O'NEILL & PARTNERS FINANCIAL
SERVICES CONFERENCE
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CORPORATE PARTICIPANTS
 NELSON CHAI
 NYSE - CFO AND EVP


 PRESENTATION



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RICHARD REPETTO - Sandler O'Neill


 Our next speaker is from the New York Stock Exchange, making a little news these days. He's been the CFO of the NYSE since March, 2006- that's just because that's when the deal- that's when the deal closed. Actually January. I knew him when it was the Gerry and Nelson show at Archipelago, and that goes all the way back to being CFO from 2000, when we actually got to know each other and talked a lot about electronic trading. So I don't want to take up any of his time, so Nelson Chai, the CFO of the New York Stock Exchange.


--------------------------------------------------------------------------------
 NELSON CHAI  - NYSE - CFO AND EVP


 Thanks, Rich. What I'm going to today is actually share some slides, or a subset of some of the slides, I think, that we put on our website, as part of an 8K last week. And I guess obviously with the news going on, it seems like most of the questions, a lot of the questions people want to ask, have to do with the transaction that we announced last week, so I'll try to get through this as quickly as possible, and again, these slides are actually all posted on our website, so again, if I go too fast, you can go back, feel free to call myself or Gary Stein and we're happy to spend as much time as people have.

First of all, as you think about the New York Stock Exchange, I mean, what I guess we'd like people to think about us and how we think about- first of all, it starts about brand and our reputation, and I think as you think about all the other businesses that talked today whether in this room or the other room, we do believe in the position of the New York Stock Exchange and the brand that we have is pre-eminent. Part of it has to do with the listing standards. If you look at our business and the companies that are listed, and the quality of the companies listing on our platform, our exchange [inaudible - technical difficulty] and we have the largest and most liquid cash equities market. With the Archipelago transaction, the diversity of our products and services, something a lot of people are actually surprised at, we have an independent and effective regulation, we think we're very well-positioned for growth and I'll get into it, as we go forward, and we think we have a very experienced management team.

A lot of people, and actually somebody asked me before, about the integration of Archipelago in New York, and if you think about the senior team at the New York Stock Exchange, it's actually a mix of some of the old New York Stock Exchange folks, some recent, relatively new New York Stock Exchange folks, like John, and then people like Gerry and myself, who were at Archipelago for quite a long time.

If you think about the brand, I mean, I don't think I have to spend much time on it, but I think everybody knows the Exchange was founded in 1792, and the really, the big thing, is if you think about who we are and what we represent, if you look at the market leaders slide, we're 93% of the Dow companies, we're 85% of the S&P, 85% of the Fortune 500, and actually one slide that people don't realize, is actually we do capture our share of growth companies, and you see we have 41% of the Fortune's fastest-growing companies last year.

In terms of the market listing of choice, up on the left, you see the market capitalization that encompasses the New York Stock Exchange, relative to all the other markets, and you can see how much bigger we are, in terms of the presence of the companies listed on our Exchange.

The second part has to do with actually how companies list there, and it's important to note that the New York Stock Exchange traditionally has only gone after the top third of the qualified companies that could list there, and you can see there that in those races, we won 91% of the time. It's important to note that, because people will talk about companies switching, and if you look at the last three years, 2002 to 2005, there were 67 companies that moved from NASDAQ to New York, and there were three that went the other way. So we think that's a pretty good track record.

In terms of what happens from a trading perspective, you can see that the daily turnover on our Exchange, again, is bigger than anybody else's, and again, we think it's because, A, we have the most liquidity. We have the best prices; the lowest volatility; and again, the certainty of execution. And again, you know, we've done a fair amount of studies out there to prove all this.

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JUN. 08. 2006/2:30PM ET, NYX-NYSE GROUP AT SANDLER O'NEILL & PARTNERS FINANCIAL
SERVICES CONFERENCE
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If you look at our revenue bases, and again,  with the Archipelago  transaction, you can see, you know, where things are at. The big three buckets for us, obviously, are on the transaction side of the business, the listings business, as well as on the market data side. In terms of our Q1 performance, for those of you who heard the conference call, what we tried to do and it's very difficult, right, looking at just the performance, because the deal closed on March 7th, but we did it really on a pro forma basis, to compare on an ''as if basis,'' the New York Stock Exchange Group, which includes Archipelago and the Pacific Stock Exchange options business, relative to how it would have been a year ago. I think the really important highlights for us, first of all, has to do with the operating margin, and you can see the 21.8%. If you'd done a 2004 pro forma on the New York Stock Exchange, it would have been 8%, so you can see there's a tremendous amount of operating margin improvement that we've seen already. Then obviously the pre-tax operating profit growing 49% year-over-year. And again, that was done on a combination of volume growth, revenue growth, and obviously, some expense management.

In terms of how we're doing since the first quarter ended, you can see here, and what we try to do here, is we first of all, how the overall markets that we compete in are doing, and while the first quarter was very strong, you see that it continues on, and if you look at the main number for the [inaudible] for the NYSE-listed side, you see it continues to grow, as well as on the EPS side. Importantly, if you look at our market share, and what I point out there, if you look at the NASDAQ-listed side of the business, you see the dramatic growth that we are seeing on the NASDAQ-listed side, with May volume up 26.1%. You know, coming from the Arca side, we took a lot of pride when we had our first billion-share day, in terms of shares executed, on the Archipelago platform, and for the month of May, we averaged 890 million shares a day. And so for us, that was tremendous, and obviously, it translates into tremendous results for the company.

So overall, I guess, the way I would talk about our business is that we really are well-positioned. We are not just the old NYSE Big Board. I mean, we are really well-positioned in the cash equity side, I think everybody understands the leadership position we have on NYSE-listed stocks. We are the number-two player, but we are growing quickly, on the over-the-counter stocks. But we are the leading marketplace for ETFs. Our options business, which roughly is about 10%, we do anticipate growing, as we roll out a new platform later this year. The bonds are something we are going to get into and it is something we think have an opportunity to grow. And then the trading licenses is actually a new revenue source for us. When most exchanges demutualize, many times what happened was the members kept the trading licenses and sold back the equity to exchange. When the New York Stock Exchange went through this process, the Stock Exchange itself actually got those trading licenses. Every year we will run an auction, and again this year we did that in our first quarter because the deal closed on March 7th is about $4 million of that revenue. It's actually about $61 million on an annualized basis, and, again, all of that just flows to the bottom line.

On the listing side, the big news here for us is really on the NYSE ARCA. With this platform, we'll actually have the ability to go out for the middle third of the listings that we currently don't today, and now we had our first IPO of Darwin. We actually have a pretty good pipeline of companies that we expect to go public on NYSE ARCA. And then on the market data side, again-- [electronic noise]. It's my Blackberry, sorry about that. So, anyway, on the market data side we think it's a tremendous opportunity for us as well.

In terms of our deal and what we're hoping to accomplish at the end with the Euronext transaction that we announced last week, the first is really -- it goes back to some comments John made earlier in the year. I mean, for us, we really did have aspirations that we're going to grow, and we're going to grow both in terms of our product mix as well as geography, and we do view the world continuing to get smaller, if you will, and we do think that businesses and exchanges, in particular, should be global.

If you think about what the combined marketplace will look like on a cash equity side, you see, again, we had the earlier slide, and no matter which one of those we put on top, it would have still had the same kind of outcome but, again, with Euronext we continue to get bigger, and you see how we compare against the other ones.

In terms of, again, the cash equity trading venue and amount of turnover you see again how much bigger we are than every other business out there. And then importantly for us, this is really a page that really got us excited. It is really how much we broaden out and, for us, one of the goals we wanted to do is get into the derivatives business. We think it's terrific business. I'm sure that both CBOT and the CME talked to you guys about how great those businesses are. This actually allows us to get involved and play there and, you know, and the LIFFE business has done very, very well for them. We think there is tremendous opportunity on listings as well, and I'll talk about those in a second.

In addition, it really does diversify our revenue base, and if you think about the earlier slide, you know, having a 17% derivative is tremendous for us and, again, it continues to get us into businesses that we think are growing and ones that we have opportunity to take market share in.

In terms of the transaction itself and, again, this is pretty well documented in terms of what our offer was. People have asked me about timing and, again, there's a couple of big processes we have to work through. One is we have to go through shareholder votes, and we both have to go through our sets of regulators and make sure they get approval. We think those processes will take up to about six months. That's something that we're working pretty diligently on now.

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JUN. 08. 2006/2:30PM ET, NYX-NYSE GROUP AT SANDLER O'NEILL & PARTNERS FINANCIAL
SERVICES CONFERENCE
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And then in terms of the benefits,  I mean,  our  shareholders,  we talked about from the cost savings. For those of you who dialed into the phone call, John spent some time, and Jean-Francois as well, describing cost savings. For the issuers, we think it's a tremendous opportunity, to access the world's largest pool of liquidity. It's an important point here, because actually nothing has been correctly quoted in the newspapers. For companies that are listed in the
U.S.,   they  will  be  under  SEC   regulations.   They  will  have  to  follow
Sarbanes-Oxley. For companies that are not listed in the U.S., they do not. So there is no discussion, there's not a chance SEC is going to try to go in and regulate that marketplace. That will not happen, and it's important that people understand that.

For the users, we think that continuing to improve the trading experience is an important one. It's something that -- when Jerry Putnam founded Archipelago six years ago, that was one of the premises of starting the business. And from the employee side, obviously, we think that it will be beneficial to everybody with the exception, you know, me getting frequent flyer miles back and forth to Paris.

In terms of these synergies, and we've spelled these out, and what I will tell you on this is that we looked pretty hard, we had to get through our secondary offering, but the last four weeks we've spent a fair amount of time with the management of Euronext, and we sat down -- their technology people, in particular, because of the size of that number, along with our team led by Jerry Putnam, we sat down, and we spent a lot of time on these numbers. We wanted to make sure that, a.) we knew we had to put some numbers out that we would stand by and, most important, deliver against, and these numbers are actually the outcome of a lot of hard work over the past few weeks.

And on the technology side, I think John talked about it. Right now we have ten data centers, and we could even get down to four. We've got six trading platforms that we'll get to two and there's a lot of that movement that we are highly confident of our ability to get through and, as you see, some of the run rate -- we do think it will take a few years to get there but, again, it's something that we all think we'll be able to get to.

On some of the other thoughts again, those are more, just, taken through finance overlaps or taken through HR overlaps and trying to find some efficiencies.

On the revenue side, again, we spent a fair amount of time there, and we had the business people on both sides -- Cathy and John and others participated in this as well, and, again, we think there are some opportunities on the revenue side here. If you actually added up how much people think the opportunity is at each of these bullet points, it's more than $100 million but in terms of what we think we can definitely deliver, these are the numbers we have, and, again, some of them are just on the listing side, the ability to process, the ability for the New York Stock Exchange and Euronext combined entity to go out and compete for some international listings, and right now it seems like a lot of them are going towards London and to Hong Kong but, again, we think that the combinations offers tremendous opportunities to make a lot of inroads there.

And then the last slide before I'll do Q&A, and Rich knows I'm a little pressed for time today, is if you went through our 8-K, and you spent the two hours that Rich did going through our 8-K, this slide is actually in there. So this is actually out there, and so you can go and find it, and you can actually make it easier. But, again, in terms of the accretion/dilution of our shareholders, this deal will be extremely accretive. It's one that provides a lot of value to both sets of shareholders but, again, I'm talking about our company here today.

It's important to note that we've done it on a GAAP basis, and so some companies will come up and present their accretion on a cash basis. We've actually take into account what we think the amortization of some of the intangibles are going to be. We took the most conservative view on financing that you can take, and I can tell you that having had multiple discussions with multiple different firms, that that obviously is way at the high end. But, again, it is something that we want to get out so people could understand the fact that we're seeing, and then I guess the only other thing I would say is that is probably the first time you've actually seen us put a number out there on a stand-alone basis.

And so this is a pretty impactful chart and one that if, again, if you have questions on, we are happy to answer offline, if you like.

So, with that, what I'll do is I'll open it for questions.


 QUESTION AND ANSWER


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RICHARD REPETTO - Sandler O'Neill


 By the way, that slide was 231 out of the 232-page 8-K they put out on Friday.

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JUN. 08. 2006/2:30PM ET, NYX-NYSE GROUP AT SANDLER O'NEILL & PARTNERS FINANCIAL
SERVICES CONFERENCE
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 NELSON CHAI  - NYSE - CFO AND EVP


 And, actually, what I should have done, I should have made it, like 199, so Rich just couldn't go to the back and start looking the other way.


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UNIDENTIFIED PARTICIPANT


 The New York Stock Exchange hybrid is scheduled to roll out mid-year. What do you see as the financial impact of that, and are there any potential price increases for accessing hybrid that have not been announced?


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 NELSON CHAI  - NYSE - CFO AND EVP


 Well, actually, pricing is a question that we get a lot, and let me answer that one first. In terms of the pricing, the pricing structure on the floor of the New York Stock Exchange has not changed for a number of years. We are looking at it right now, we are going to change the pricing of the New York Stock Exchange to access the floor. We are not going to raise the prices, we're going to change prices. So there are some historical caps in place that, frankly, might have made sense 15-20 years ago, but don't today. The goal is not to increase pricing but rather to set pricing that allows us to participate in the growth of trading of NYSE-listed stocks. That pricing will likely come in the next couple of weeks. We'll file it, and I think everybody here will see it, and so what that will allow us to do is participate in the upside.

Your second question on hybrid is, our phase III is expected to roll out at the end of September, and, with that, we do expect to see some growth in the overall market. And so while we're seeing some growth today and, again, it's not just us, it's everybody we talk to in the Street has talked about the fact of making things on the NYSE-listed securities more electronic will lead to more growth and, again, I think we believe that as well.


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UNIDENTIFIED PARTICIPANT


 You say you can reduce the number of platforms, I think, from five or four to one?


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 NELSON CHAI  - NYSE - CFO AND EVP


 No, no, no, no. I think we're six, now, down to two.


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UNIDENTIFIED PARTICIPANT


 Six to two. Can you be specific by what you mean by platforms?


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 NELSON CHAI  - NYSE - CFO AND EVP


 Sure. Today, right now, on the NYSE side today, we have the floor system, right? We're developing this hybrid system, so the hybrid will replace that. We have the ARCA system, and we have the PCX system. So we're in the process right now, and actually I think we're doing some testing this weekend on our options platform. So this is a new options platform and once that rolls out we will then mothball the PCX options business.

So similarly, right now, Euronext actually has done this. They have gone in, and they've taken the cash equity markets in Paris and Brussels and Lisbon, Portugal, and they've gone back, and they've taken all of it down, and now they operate two platforms. They have one for derivatives and one for cash equities. And so our expectation is as we plan integration is we will-- we are working towards jointly getting down to two platforms -- one for derivatives and one for cash trading.


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UNIDENTIFIED PARTICIPANT


 What will this cash trading platform look like [Inaudible]

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JUN. 08. 2006/2:30PM ET, NYX-NYSE GROUP AT SANDLER O'NEILL & PARTNERS FINANCIAL
SERVICES CONFERENCE
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 NELSON CHAI  - NYSE - CFO AND EVP


 It will probably be a combination of what we have and what they have, frankly. I mean, what we-- we've gone in -- and people have made assumptions about the ARCA transition that everything that ARCA did was going to stay, and the reality is there's some [unintelligible]. You know, there's software, there's connectivity, there's a lot of stuff around the system and the reality is you actually can take some of the best parts of both because of the way it's written. And so that's what you'll see. We're not far enough down where I can say we're going to throw this out and we're going to throw this in, and this is going to come out, and this is coming in. But there is enough commonality that we know that it actually can all talk.


--------------------------------------------------------------------------------
UNIDENTIFIED PARTICIPANT


 Nelson, in the preliminary discussions of the merger, now the NYSE/EX merger, you talked about $100 million in savings, and now you've put up the stand-alone numbers - $2.24, $2.82, I believe, or $2.81. I guess, what are analysts not picking up? I know most of us give you credit for the cost side, the $100 million per year, but to get to that sort of jump in numbers, more than $100 million in costs. So is it more cost savings, more --


--------------------------------------------------------------------------------
 NELSON CHAI  - NYSE - CFO AND EVP


 A lot of it has to do with the market, right? So we do anticipate that markets, in general, are going to grow. And so we think that there will be a one-time increase in overall trading volumes of NYSE-listed stocks, and again, it's not something we made up. We talked to a lot of people and most people expect that. And then after that some kind of historical rate, going forward. And the other markets, we expect markets to continue to grow, whether it be over-the-counter market or the options business. We do think that with that we'll be able to take market share especially with the options business. Whereas, today, a lot of the PCX business and some of the old floor business, with the rollout of OX, we're going to participate in the price discovery sector of the options business, and we're going to take some market share there. We've already started to see market share gain in the over-the-counter side. Again, our share of trading is around 26% for the month of May and kind of tracking at 27% rate in June as well. So we think we're going to be able to take some market share there.

I don't know what the analysts are doing with their models. But it looks like they're not discounting enough organic growth, if you will, in our businesses.


--------------------------------------------------------------------------------
UNIDENTIFIED PARTICIPANT


 So the $100 million, then, in cost saves, that's a reasonable target? In other words, you don't -- you're not expecting to significantly exceed at this point?


--------------------------------------------------------------------------------
 NELSON CHAI  - NYSE - CFO AND EVP


 The question has come up, and if you go through the filing, there is a very complicated chart that talks about the cost savings out of NYSE/ARCA and the cost savings out of NYSE/Euronext. And the reality is that if we didn't do the Euronext transaction, could you get a little bit more? You might, right? But in order to make sure we didn't double count, any of those would be captured in the $275 we were talking about $250 on the technology side. And what Euronext will do for us is it will allow us to get those costs probably faster and probably provides a little more certainty. Right? We're lowering the discount rate, that you would use, as you think about getting those cost saves.

So I guess the question is absent the Euronext deal, could we probably get a little bit more? The answer is probably yes, right? But in terms of actually what we're putting up in terms of how our model works, I guess, the answer would be no. Right, based on that model that I just showed you.


--------------------------------------------------------------------------------
UNIDENTIFIED PARTICIPANT


 Any other questions?


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JUN. 08. 2006/2:30PM ET, NYX-NYSE GROUP AT SANDLER O'NEILL & PARTNERS FINANCIAL
SERVICES CONFERENCE
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UNIDENTIFIED PARTICIPANT


Regulation is supposed to run over time at break-even and fortunately or unfortunately you keep getting a lot of fines. What happens in a couple of years if you build up a lot of capital there? Are you going to have to cut what you charge for regulation or reduce your fines or can you take that back into income?


--------------------------------------------------------------------------------
 NELSON CHAI  - NYSE - CFO AND EVP


 Well, I guess, first of all, while we have had some fines lately, so people will say, "Well, I had $17 million of fines in the third quarter of this year." Well, we had $20 million of fines in the first quarter of 2005. So there tends to be a kind of a run rate, if you will, of fines that we seem to get. And, again, good or bad, but even with that, regulation still loses money, if you will, on a fully costed out basis. To the extent we got to the point where it was, A, self-funding and then beyond that there were fines that additionally we would look at that, and it's actually something that our Reg Board talks about and that we've talked about with them.


--------------------------------------------------------------------------------
UNIDENTIFIED PARTICIPANT


 I don't want to get too far ahead, given that the NYSE/Euronext merger hasn't closed, but could you talk about your vision of Asia and what your thoughts are there?


--------------------------------------------------------------------------------
 NELSON CHAI  - NYSE - CFO AND EVP


 It's a good question and, obviously, it's an area and a marketplace where it would be the logical next step to go, and we certainly are interested. First of all, we have a lot on our plate right now, and we're a little bit focused on making sure we get through this one. But beyond that, I think you will see us -- or past that point, see us interested in that region. The question that becomes what's the best way to do it, and I'm not quite sure right now if the markets and the particular players over there are just ripe for going in there, short of some kind of organic growth or some kind of a joint venture. So we're evaluating it, we spend a little time thinking about it, but our plate's pretty full right now.


--------------------------------------------------------------------------------
UNIDENTIFIED PARTICIPANT


 Nelson, the [inaudible] internalization -- there is at least is some talk -- we had speakers earlier today --


--------------------------------------------------------------------------------
 NELSON CHAI  - NYSE - CFO AND EVP


 [inaudible]


--------------------------------------------------------------------------------
UNIDENTIFIED PARTICIPANT


 Exactly, so looking, at least, rhetoric-wise, a little bit more as a "we versus them" perspective than, say, prior -- historically -- can you talk about -- now you've got your new pricing structure coming out, you know, what you've done to sort of make sure that you still -- that that relationship with your major clients, and maybe Knight isn't one of them, right, per se, but they still get 7%, but what you're doing to make sure that that internalization -- that that doesn't grow and that doesn't sort of dilute some of the synergies.


--------------------------------------------------------------------------------
 NELSON CHAI  - NYSE - CFO AND EVP


Well, I guess internalization is something that, obviously, we don't like, right, especially when the [inaudible]. We think the bids and offers need to be exposed to the marketplace. So, that being said, the realities of the marketplace are it's a practical reality that we have to deal with. And so for me to just come here and say, "We're going to get rid of it is wrong. All we can do is focus on making sure that we have a marketplace that they can send us orders to trade, and we make sure that we maintain the best relationships we can with our customers. Some clients are more

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JUN. 08. 2006/2:30PM ET, NYX-NYSE GROUP AT SANDLER O'NEILL & PARTNERS FINANCIAL
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focused on it and they have  actually  taken  action to build  internal  engines inside their models, others have not. But, again, we have to focus on making the best marketplace that we have, based on the rule set that we have, right, where we don't allow that to happen.


--------------------------------------------------------------------------------
UNIDENTIFIED PARTICIPANT


 Can you just -- if the Euronext transaction goes through -- right here in the back a(euro)" if the Euronext transaction goes through, does it trigger a change of control, that the lockups on the NYSE member shares changes, and so can you just address that?


--------------------------------------------------------------------------------
 NELSON CHAI  - NYSE - CFO AND EVP


 The answer is no, it doesn't. But the question becomes, again, the lockups are in there in order to help the stock trade better and when the deal got announced, if you look at the float of Archipelago at the time, which became the effective float for the New York Stock Exchange, the float wasn't very small, and you know, the stock you know, very small swings could change the price on the stock, so actually releasing all that float in there would not have been a good thing in terms of how the stock traded.

As the float has gotten bigger, now that the offering is behind us now, or at least the first secondary offering, the opportunity to actually dribble out is probably is something we'll think about more. Again, it's more of just us managing more efficiently the capital and how it gets deployed. It's less about trying to keep them in the lockup. But the answer in terms of will it go away for sure? No. The answer is not- you know, not necessarily contractual.


--------------------------------------------------------------------------------
UNIDENTIFIED PARTICIPANT


 Okay, I think - I will make this the last question. How many hours have you averaged working over the last two weeks as you --


--------------------------------------------------------------------------------
 NELSON CHAI  - NYSE - CFO AND EVP


Well, when you're not calling me at, like, 11:30 at night, Rich. You know, it's actually not -- I mean -- Gary and the whole team, and Christine is back there as well, and I would say that we've had some folks putting in yeoman's hours because getting through the deal, getting through the secondary, and getting to where we are as well-- Now, the disheartening part is that the fact that there's a lot more baseball to be played in this one, so the game is not over, right, it's still early on. So there's a lot more work we have to get done. So after, you know, we've ultimately closed the deal, then we'll take a breath, if you will. But right now, we're still in the middle of it.


--------------------------------------------------------------------------------
UNIDENTIFIED PARTICIPANT


 That's it. Thank you very much, Nelson.


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JUN. 08. 2006/2:30PM ET, NYX-NYSE GROUP AT SANDLER O'NEILL & PARTNERS FINANCIAL
SERVICES CONFERENCE
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